UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):

June 3, 2008

CHINA RECYCLING ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-12536	90-0093373
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

0000721693	4911-Electric Services	06628887
(Central Index Key)	(Standard Industrial Classification)	(Film Number.)

429 Guangdong Road
Shanghai 200001
People’s Republic of China
(Address of principal executive offices, including zip code)

(86-21) 6336-8686
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

     On June 3, 2008, the Board of Directors of China Recycling Energy Corporation (the “Company”) appointed Nicholas Shao as a director of the Board of Directors. Mr. Shao was elected as a director in accordance with the terms of the Shareholders Agreement between the Company, Carlyle Asia Growth Partners III, L.P. (“CAGP”), CAGP III Co-Investment, (“CAGP III”), Hanqiao Zheng and Ping Sun in connection with a sale and purchase of certain convertible notes under a Stock and Notes Purchase Agreement entered into on November 16, 2007 and later amended on April 29, 2008. Under the Shareholders Agreement, CAGP and CAGP III, collectively, have the right to designate up to two directors on the Company’s Board of Directors. Mr. Shao’s term as a director will expire on June 2, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Recycling Energy Corporation

Date: June 9, 2008	/s/ Guangyu Wu
Guangyu Wu Chief Executive Officer